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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      MODIS PROFESSIONAL SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[MODIS PROFESSIONAL SERVICES LOGO]

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                                APRIL 26, 2001

DEAR MODIS PROFESSIONAL SERVICES, INC. SHAREHOLDER:

  On behalf of the Board of Directors and management of Modis Professional Services, Inc. (the "Company"), we cordially invite you to attend the annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, May 30, 2001, at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082, at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

  In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to shareholders' questions.

  It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

/s/ Derek E. Dewan
                                              /s/ Timothy D. Payne
DEREK E. DEWAN                                TIMOTHY D. PAYNE
Chairman of the Board of Directors            President and Chief Executive
                                              Officer

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001

TO THE HOLDERS OF COMMON STOCK:

  PLEASE TAKE NOTICE that the annual meeting of shareholders (the "Annual Meeting") of Modis Professional Services, Inc. (the "Company") will be held on Wednesday, May 30, 2001 at 9:00 a.m., local time, at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

  The Annual Meeting will be held for the following purposes:

1. To elect ten directors to serve terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are elected and qualified;

2. To approve the adoption of the 2001 Employee Stock Purchase Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on April 4, 2001, are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,


                                          /s/ Marc M. Mayo
                                          MARC M. MAYO,
                                          SENIOR VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Dated: April 26, 2001
Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD MAY 30, 2001

                                 INTRODUCTION

  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of Modis Professional Services, Inc., a Florida corporation (the "Company"), on or about April 30, 2001, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of shareholders (the "Annual Meeting") of the Company to be held on Wednesday, May 30, 2001, at 9:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at The Lodge and Club at Ponte Vedra Beach, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida 32082.

  Only shareholders of record at the close of business on April 4, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 96,731,561 shares of Common Stock, par value $.01 per share (the "Common Stock").

                               VOTING PROCEDURES

  The Board of Directors has designated Derek E. Dewan and Timothy D. Payne, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting, notifying the Secretary of the Company or his delegate and voting in person. The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible. If sufficient votes in favor of the election of directors are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

  Each outstanding share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. The Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company's Bylaws further provide that other matters (including Proposal Two--Approval of the Adoption of the 2001 Employee Stock Purchase Plan) are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Company's Articles of Incorporation. Therefore, although abstentions and broker non-votes are counted for quorum purposes, abstentions and broker non-votes generally have no effect under Florida law. A broker non-vote occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.

  Regarding the election of Directors, shares may be voted for or withheld from each nominee. Abstentions and broker non-votes will have no effect on the election of Directors.

  Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted "FOR" the election of all nominees and "FOR" approval of the adoption of the 2001 Employee Stock Purchase Plan.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

  At the Annual Meeting, ten individuals will be elected to serve as directors of the Company for terms scheduled to end in conjunction with the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee is presently available for election and is a member of the Board of Directors. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

  Information concerning the Board of Directors' nominees, based on data furnished by them, is set forth below. There are no family relationships between any directors or executive officers of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                                                      Year First
                                Positions With the Company;             Became
                                Principal Occupations during          Director of
       Name (Age)            Past 5 Years; Other Directorships        the Company
 ---------------------- -------------------------------------------   -----------
 Derek E. Dewan (46)*   Chairman of the Board of the Company since       1994
                        June 1996; President and Chief Executive
                        Officer of the Company from January 1, 1994
                        to November 1, 2000 and March 1, 2001,
                        respectively; Director since January 28,
                        1994; Partner with the accounting firm of
                        Coopers & Lybrand LLP (now
                        PricewaterhouseCoopers LLP) for more than
                        five years prior to joining the Company,
                        most recently as the managing partner of
                        the Jacksonville, Florida office. Mr. Dewan
                        currently serves on the Board of Directors
                        of Transit Group, Inc. and Epix Corp.
 Timothy D. Payne (42)  President and Chief Executive of the             2000
                        Company since November 1, 2000 and March 1,
                        2001, respectively; Director since November
                        10, 2000; President and Chief Operating
                        Officer of Modis, Inc., a subsidiary of the
                        Company, from March 1997 to December, 2000;
                        from 1994 until March 1997, President and
                        Chief Executive Officer of Openware
                        Technologies, Inc., a systems integrator
                        which was acquired by the Company in June
                        1996.
 George A. Bajalia (43) Chief Operating Officer of the Company           2000
                        since March 1, 2001; Director since
                        November 10, 2000; Chief Executive Officer
                        of the Prolianz division from November 1,
                        2000 until the present; Senior Vice
                        President--Corporate Development and
                        Operations from December 15, 1998 until
                        being named President and Chief Operating
                        Officer of the Prolianz division; for five
                        years prior to joining the Company was
                        employed by Wickes, Inc., a publicly traded
                        supplier and manufacturer of building
                        materials, most recently as Senior Vice
                        President and Chief Financial Officer.
 Peter J. Tanous (62)*. President of Lynx Investment Advisory, Inc.      1997
                        since 1984. Previously Executive Vice
                        President of Bank Audi (U.S.A.), Chairman
                        of Petra Capital Corporation, and First
                        Vice President and International Regional
                        Director with Smith Barney. Mr. Tanous
                        currently serves on the Board of Directors
                        of Cedars Bank, Kistler Aerospace
                        Corporation, Interstate Resources, Inc.,
                        and TechniFlite of America, Inc.

                                                                      Year First
                                  Positions With the Company;           Became
                                  Principal Occupations during        Director of
         Name (Age)            Past 5 Years; Other Directorships      the Company
 -------------------------- ---------------------------------------   -----------
 T. Wayne Davis (54).+      Private investor for the past five           1994
                            years; President and Chairman of the
                            Board of Tine W. Davis Family-WD
                            Charities, Inc.; President of Red Wing
                            Properties, Inc.; Director of Enstar
                            Group, Inc., Winn-Dixie Stores, Inc.,
                            Secured Document Systems, Inc., and
                            Associated Industries Insurance
                            Services, Inc. Mr. Davis also serves as
                            Chairman of the Board of Transit Group,
                            Inc.

 John R. Kennedy (70).+     Retired as President, Chief Executive        1999
                            Officer and Director of Federal Paper
                            Board Company in 1996 after 44 years
                            with that company; Currently serves as
                            a Director of International Paper
                            Company, Spartech Corporation, Pioneer
                            Companies, Inc., and Chase Brass
                            Industries, Inc. and is Chairman of the
                            Board of Trustees of Georgetown
                            University.

 Michael D. Abney (65)      Retired as Senior Vice President and         1997
                            Chief Financial Officer of the Company
                            on December 31, 2000; Senior Vice
                            President of the Company from March
                            1995 and Chief Financial Officer of the
                            Company from November 1992. He is a
                            certified public accountant and was a
                            partner with Coopers & Lybrand, LLP
                            (now PricewaterhouseCoopers LLP) for 22
                            years prior to joining the Company,
                            most recently as managing partner of
                            PricewaterhouseCoopers LLP's
                            Jacksonville, Florida office.

 William M. Isaac (57)*.    Chairman of The Secura Group, a              2000
                            consulting firm providing advisory
                            services to financial institutions
                            since 1986, and Chairman of Secura
                            Burnett, LLC, an executive search firm
                            servicing financial institutions since
                            1992; Senior Partner with the law firm
                            of Arnold & Porter in Washington, D.C.
                            from 1986 to 1993; Chairman of the
                            Federal Deposit Insurance Corporation
                            ("FDIC") from August 1981 to October
                            1985, member of the Board of the FDIC
                            from 1978 through 1985.

 George J. Mitchell (67)*   Special counsel to the law firm of           2000
                            Verner, Liipfert, Bernhard, McPherson &
                            Hand in Washington, D.C. and senior
                            counsel to the firm of Preti, Flaherty,
                            Beliveau & Pachios in Portland, Maine;
                            United States Senator for fifteen years
                            commencing in 1980; Senate Majority
                            Leader from 1989 to 1995. Senator
                            Mitchell is a member of the boards of
                            directors of Casella Waste Systems,
                            Inc., FedEx Corp., Staples, Inc.,
                            Starwood Hotels & Resorts, Unilever,
                            UNUM Provident, US Tech Ventures, the
                            Walt Disney Company, and Xerox
                            Corporation.

 Michael L. Huyghue (39)+*  Senior Vice President of Football            2000
                            Operations for the Jacksonville Jaguars
                            NFL football franchise. Mr. Huyghue
                            joined the Jaguars in 1994 as Vice
                            President of Football Operations and
                            was promoted to his current position in
                            1996. Prior to joining the Jaguars,
                            Mr. Huyghue was Vice President of
                            Administration and General Counsel for
                            the Detroit Lions NFL football
                            franchise in 1992, Vice President of
                            Administration and General Counsel of
                            the World League and General Manager of
                            the Birmingham Fire football franchise
                            in 1991 and from 1987 to 1990 was labor
                            relations counsel to the NFL's
                            Management Council.

--------
*Current member of the Nominating Committee.
 .Current member of the Audit Committee.
+Current member of the Compensation Committee.

  BOARD OF DIRECTORS AND STANDING COMMITTEES. Regular meetings of the Board of Directors are held approximately four times a year, with special meetings as needed. During 2000, the Board of Directors held seven (7) meetings. Due to a prior commitment, Senator Mitchell was unable to attend the one (1) meeting held during 2000 following his appointment to the Board. Each other director attended at least 75% of the aggregate of: (i) all meetings of the Board of Directors and (ii) all meetings of Board committees on which he served during 2000.

  The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee which are described below. Members of these committees are generally elected annually by the Board of Directors, but changes may be made at the Board's discretion at any time.

  AUDIT COMMITTEE. The Audit Committee was comprised of Messrs. Tanous (Chairman), Davis and Kennedy during 2000. Mr. Isaac was added to the committee in December 2000. Regular meetings of the Audit Committee are scheduled to be held four times a year. The Audit Committee met five (5) times during 2000. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors. On March 27, 2000, based upon the recommendations of the Blue Ribbon Committee of the New York Stock Exchange and in accordance with the Securities and Exchange Commission's recent rulemaking regarding Audit Committees, the Audit Committee approved an Audit Committee Charter effective in June 2000 which states more specifically the responsibilities of the Audit Committee. The Audit Committee Charter has been approved by the entire Board. A copy of the Audit Committee Charter is attached to this Proxy Statement as an Appendix.

  COMPENSATION COMMITTEE. The Compensation Committee was comprised of Messrs. Davis (Chairman), Kennedy and Tanous during 2000. Mr. Huyghue was added to the committee and Mr. Tanous left the committee in December 2000. During 2000, the Compensation Committee met five (5) times. This Committee has the responsibility of approving the compensation arrangements for senior management of the Company, including annual incentive compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate.

  NOMINATING COMMITTEE. The Nominating Committee was comprised of Messrs. Tanous (Chairman), Dewan, Kennedy, Davis and Abney during 2000. This Committee met as the entire Board this year and nominated Messrs. Isaac, Mitchell, Huyghue, Payne and Bajalia for membership on the Board. This Committee's principal responsibility is to investigate and nominate potential members of the Board. This Committee relies on the procedures in the Company's Bylaws to consider nominees recommended by shareholders. For 2001, this Committee will be comprised of Messrs. Tanous (Chairman), Dewan, Huyghue, Isaac and Mitchell.

                                 PROPOSAL TWO
                        APPROVAL OF THE ADOPTION OF THE
                       2001 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has adopted the 2001 Employee Stock Purchase Plan, which we refer to as the "Purchase Plan," subject to approval by shareholders. The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), permits eligible employees of the Company to purchase Common Stock on favorable terms through accumulated payroll deductions, and thereby provide the benefit of the incentive created by stock ownership. The Company seeks to attract, retain, and motivate the best available personnel, to provide additional incentives to employees of the Company and its subsidiaries to promote the success of the business as measure by the value of its shares, and generally to increase the commonality of interests among employees and other shareholders.

  Because the Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, the provisions of the Purchase Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  The following is a summary of the principal features of the Purchase Plan. This description is qualified in its entirety by the terms of the Purchase Plan, a copy of which was filed electronically with the Securities and Exchange Commission with this proxy statement.

Shares Available for Issuance Under the Purchase Plan

  If adopted, an aggregate of 1,000,000 shares of Common Stock will be reserved for issuance and available for purchase under the Purchase Plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. The shares of Common Stock available for purchase under the Purchase Plan may be acquired by the Company in the open market or in privately negotiated transactions or newly issued shares.

Administration

  The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board of Directors. Until otherwise changed, the Purchase Plan will be administered by the Compensation Committee of the Board of Directors.

Eligible Participants

  All employees of the Company and any designated subsidiary are eligible to participate, except individuals who have been employed for less than six (6) months, individuals who customarily work less than 20 hours per week, individuals who customarily work for the Company for not more than 5 months per year and individuals who would own 5% or more of the Common Stock, taking outstanding options and shares owned by certain related parties into account. Eligible employees may become participants by completing an enrollment form authorizing payroll deductions. As of March 31, 2001, approximately 7,863 employees, including 5 executive officers, would have been eligible to participate in the Purchase Plan.

Plan Operation

  Under the Purchase Plan, the Company will conduct a series of offerings of our Common Stock. Each offering will continue for a six (6) month period. The offering periods will continue under the Purchase Plan until the Purchase Plan is terminated or the Common Stock remaining available under the Purchase Plan is insufficient to make an offer to all eligible employees, whichever occurs first.

  At the end of each offering period, the entire amount of accumulated payroll deductions in a participating employee's account will automatically be used to purchase, at the applicable purchase price, shares of Common Stock. The purchase price for any given offering period will be 85% of the fair market value of a single share of Common Stock on either the first day of the offering period or the last day of the offering period, whichever value is lower. No brokerage fees will be charged to participating employees in connection with the acquisition of Common Stock under the Purchase Plan. The purchase price determines the total number of shares of Common Stock which may be purchased with the accumulated payroll deductions for the offering period. During any calendar year, no participating employee may accrue options to purchase shares through the Purchase Plan having an aggregate fair market value in excess of $25,000. In addition, a participating employee may not make purchases through the Purchase Plan if he or she is, or if such purchases would cause him or her to become, the owner of 5% or more of the outstanding Common Stock of the Company.

  Payroll deductions may range from 1% to 10% of a participating employee's compensation for a payroll period. In determining compensation, the Company includes all gross cash compensation, such as wages, salary, incentives, bonuses, commissions and overtime earnings paid to the employee by us or a participating subsidiary before any contributions the employee makes to any deferred compensation, cafeteria, or similar plan.

Transferability

  No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent or distribution or by designation of a beneficiary as provided in the Purchase Plan. Any attempt by a participating employee to transfer his or her rights under the Purchase Plan may be treated by the Company as an election to withdraw from the Purchase Plan.

Termination of Participation

  Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on the date the employee terminates employment with the Company or a participating subsidiary. Upon the termination of an employee's participation in the Purchase Plan, any remaining payroll deductions are refunded to the employee.

Amendment and Termination

  The Board of Directors may at any time and for any reason terminate, suspend, or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination will affect options previously granted, provided that an offering period may be terminated by the Board of Directors if the Board determines that the termination of the offering period is in the best interest of the Company and its shareholders. Except as provided in the Purchase Plan, no amendment may make any change in any previously granted option that adversely affects the rights of any participating employee. The Company will obtain shareholder approval of any amendment to the Purchase Plan to the extent necessary to comply with Section 423 of the Code or any successor rule or provision or any other applicable law or regulation, in such a manner and to such a degree as required. Unless terminated sooner, the Purchase Plan will terminate on June 1, 2011.

Certain Federal Income Tax Information

  The Purchase Plan and the rights of participating employees to make purchases under the Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the Purchase Plan. If an employee disposes of Common Stock purchased under the Purchase Plan less than one year after the Common Stock is transferred to him or her and within 2 years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of transfer to the employee and the amount paid by the employee for the Common Stock. The amount of the ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

  If an employee does not dispose of the Common stock purchased under the Purchase Plan until at least one year after the Common Stock is transferred to him or her and at least 2 years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the grant date over the purchase price paid by the employee. The amount of the ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee's death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

  The Company will generally not be entitled to a deduction with respect to the Common Stock purchased by an employee under the Purchase Plan, unless the employee disposes of the Common Stock within one year after the date the Common Stock is transferred to the employee or within 2 years of the grant date.

  The foregoing summary of the federal income tax consequences of Purchase Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                     PRINCIPAL SHAREHOLDERS AND SECURITIES
                            OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership as of April 16, 2001 of:
(i) each director and nominee for director, (ii) the Named Executive Officers, as defined below, (iii) those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.

                                                 Shares Beneficially Owned
                                                 ------------------------------
   Name                                             Number        Percent(1)
   ----                                          --------------- --------------
   Derek E. Dewan(2)............................       1,653,100         1.69%
   T. Wayne Davis(3)............................         372,068            *
   Peter J. Tanous(4)...........................         105,668            *
   John R. Kennedy(5)...........................          60,001            *
   Michael D. Abney(6)..........................         220,539            *
   William Isaac(7).............................               0            *
   George J. Mitchell(8)........................               0            *
   Michael Huyghue(9)...........................           6,500            *
   Timothy D. Payne(10).........................         210,000            *
   George A. Bajalia(11)........................         170,667            *
   Marc M. Mayo(12).............................         201,000            *
   Massachusetts Financial Services
    Company(13).................................      12,500,813        12.79
   Ross Financial(14)...........................       8,012,500         8.20
   Legg Mason Inc.(15)..........................       6,381,985         6.53
   All directors and executive officers as a
    group (13 persons)(16)......................       3,057,405         3.09

--------

 *   Indicates less than 1%.

(1) Percentage is determined on the basis of 97,741,561 shares of Common Stock outstanding as of April 16, 2001, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

(2) Mr. Dewan's shares consist of: (i) 286,100 shares held in his name; (ii) 407,000 shares represented by options exercisable within 60 days of April 4, 2001; and (iii) 960,000 restricted shares that will vest in 5 years. Mr. Dewan will receive vested options to purchase 3,750,000 shares under the Exchange Plan (described below) on or about August 13, 2001.

(3) Mr. Davis beneficially owns or has options to acquire 445,400 shares of Common Stock, including the 372,068 shares shown in the table above. Mr. Davis' shares consist of: (i) 130,000 shares held in his name; (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation, over which Mr. Davis has sole voting and dispositive power;
     (iii) 5,400 held in Mr. Davis' wife's name; (iv) 206,668 shares held pursuant to options that are exercisable within 60 days of April 4, 2001; and (v) options for 73,332 shares which vest over the next 2 years.

(4) Mr. Tanous owns or has options to acquire a total of 203,000 shares of Common Stock, including the 105,668 shares shown in the table above. Mr. Tanous' shares consist of: (i) 3,000 shares held in his name; (ii) 102,668 shares held pursuant to options that are exercisable within 60 days of April 4, 2001; and (iii) options for 97,332 shares which vest over the next 2 years.

(5) Mr. Kennedy owns or has options to acquire 188,000 shares of Common Stock, including the 60,001 shares shown in the table above. Mr. Kennedy's shares consist of: (i) 8,000 shares held in his own name;
     (ii) 52,001 shares held pursuant to options that are exercisable within 60 days of April 4, 2001; and (iii) options for 127,999 shares which vest over the next 4 years.

(6) Mr. Abney's shares consist of: (i) 33,820 shares held in his name; (ii) 79,000 shares held in his wife's name; (iii) 7,719 shares held in his son's name; and (iv) 100,000 shares held pursuant to options that are exercisable within 60 days of April 4, 2001. Mr. Abney will receive vested options to purchase 890,000 shares under the Exchange Plan on or about August 13, 2001.

(7) Mr. Isaac has options to acquire 60,000 shares of Common Stock which vest over the next 5 years.

(8) Mr. Mitchell has options to acquire 100,000 shares of Common Stock which vest over the next 5 years.

(9) Mr. Huyghue owns 2,500 shares held in his own name and 4,000 shares in his wife's name. Mr. Huyghue also has options to acquire 60,000 shares of Common Stock which vest over the next 5 years.

(10) Mr. Payne's shares consist of: (i) 10,000 shares held in his own name; and (ii) 200,000 restricted shares which vest when the market price for the Common Stock closes at $8.00 per share for ten (10) consecutive days. Mr. Payne will receive vested options to purchase 470,667 shares under the Exchange Plan on or about August 13, 2001 which vest over 3 years.

(11) Mr. Bajalia owns or has options to acquire a total of 304,000 shares of Common Stock, including the 170,667 shares included in the table above. Mr. Bajalia's shares consist of: (i) 4,000 shares held in his own name;
     (ii) 66,667 shares held pursuant to options that are exercisable within 60 days of April 4, 2001; (iii) options for 133,333 shares which vest over the next 3 years; and (iv) 100,000 restricted shares which vest over the next 3 years.

(12) Mr. Mayo's shares consist of 1,000 shares held in his own name and 200,000 options exercisable within 60 days of April 4, 2001. Mr. Mayo will receive options to purchase 316,667 shares under the Exchange Plan on or about August 13, 2001, of which 283,334 will be vested and 33,333 of which will vest over the next 3 years.

(13) Based on information the Company obtained from Massachusetts Financial Services Company's Schedule 13-G/A filed as of February 12, 2001, the business address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116. Massachusetts Financial Services Company reports to have sole voting power for 11,970,397 shares of Common Stock and sole dispositive power for 12,500,813 shares of Common Stock. The 12,500,813 shares of Common Stock are held by Massachusetts Financial Services Company and certain other affiliates that include the MFS Series Trust II-MFS Emerging Growth Stock Fund.

(14) Based on information the Company obtained from Ross Financial Corporation's Schedule 13-G/A filed as of January 22, 2001, the business address of Ross Financial Corporation is P.O. Box 31363-SMB, Micro Commerce Center, Grand Cayman, Cayman Islands, BWI. Ross Financial Corporation reports to have sole voting power for 8,012,500 shares of Common Stock and sole dispositive power for 8,012,500 shares of Common Stock.

(15) Based on information the Company obtained from Legg Mason Inc.'s Schedule 13-G/A filed as of March 14, 2001, the business address of Legg Mason Inc. is 100 Light Street, Baltimore, MD 21202. Legg Mason Inc. reports to have sole voting power for 5,226,500 shares of Common Stock and shared dispositive power for 6,381,985 shares of Common Stock. These shares are held by various subsidiaries of Legg Mason, Inc., including Legg Mason Funds Management, Inc., Legg Mason Wood Walker, Inc., Legg Mason Capital Management, Inc., Legg Mason Trust, fsb and Brandywine Asset Management, Inc., all as investment advisers.

(16) Includes 1,135,004 shares held pursuant to options that are exercisable within 60 days of April 17, 2001.

  The Company adopted the 2001 Voluntary Stock Option Exchange Plan (the "Exchange Plan") in an effort to improve the retention and incentive aspects of the Company's Amended and Restated 1995 Stock Option Plan (the "Plan"), and to provide a mechanism to return shares to the Plan for future issuance without further dilution to existing shareholders. All current employees who received options under the Plan or who received special grants outside the Plan since the Plan was adopted were eligible to participate in the Exchange Plan. The Exchange Plan allowed eligible option holders to voluntarily cancel existing options in exchange for new options to be issued no earlier than August 13, 2001. Vested options that were cancelled will be re-granted on a one-for-one basis and will be completely vested upon re-grant. Unvested options that were cancelled will be re-granted on a one-for-two basis and will vest in equal annual installments over a three year period from the date of re-grant.

                         COMPENSATION COMMITTEE REPORT

  The following Compensation Committee Report and Comparative Stock Performance does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report or Comparative Stock Performance by reference therein.

  The Company's overall compensation philosophy includes: attracting and retaining quality executive talent; reinforcing strategic performance objectives; and ensuring shared goals between the executive officers and shareholders. Thus, there are three components to executive compensation: base salary; incentive compensation; and equity participation.

  BASE SALARY. In establishing the base salaries of executive officers, attention is given to attracting and retaining quality management. The Company looks to both the levels of compensation in the information technology and professional services industry and the marketplace for executives with similar experience and abilities to determine the amount of base compensation. The Company's intent with respect to base compensation, which has been established pursuant to employment agreements in the case of Messrs. Dewan, Abney, Payne, Bajalia and Mayo that are described elsewhere in this Proxy Statement, is to set the level commensurate with the total compensation level of the industry and marketplace and emphasize incentive compensation and equity participation based upon performance. These employment agreements were recommended by outside compensation consultants and legal counsel prior to their implementation in 1999 and have been amended and restated where appropriate to reflect the individuals' new positions with the Company.

  INCENTIVE COMPENSATION. During 1999, with advice from William M. Mercer Company, the Compensation Committee adopted the Senior Executive Annual Incentive Plan (the "Incentive Plan"). The purposes of the Incentive Plan are to encourage management to focus on key corporate, business unit, and individual performance objectives, to align management efforts and rewards with shareholder interests, and to assist in the attraction and retention of qualified management talent through a competitive compensation package. Under the Incentive Plan, each Senior Executive Officer is assigned certain financial and other targets and the incentive compensation is based, in large part, upon the achievement by the Company, business unit and Senior Executive Officer of such targets.

  EQUITY PARTICIPATION. The Committee strongly believes that, to encourage the long-term growth of shareholders' value, each executive officer must have some form of equity participation. Thus, each of the executive officers participates in stock ownership via either pre-existing ownership of stock or via stock options. During 2000, pursuant to the Company's stock plans, there were option or restricted stock grants for 400,000 shares of Common Stock to executive officers and 2,485,768 shares of Common Stock to other employees.

  CHIEF EXECUTIVE OFFICER. Mr. Dewan was President of the Company until November 2000 and Chief Executive Officer of the Company during all of 2000. Mr. Dewan received no incentive compensation in 2000. Mr. Dewan's base compensation of $500,000 was set by agreement and the Compensation Committee considers the amount of Mr. Dewan's compensation for services during 2000 to be reasonable. In connection with Mr. Payne's appointment to be President of the Company effective November 2000 and Chief Executive Officer effective as of March 1, 2001, the Compensation Committee agreed to grant Mr. Dewan an option to purchase 100,000 shares of Common Stock and to pay Mr. Dewan under certain of the termination provisions of his employment agreement, in exchange for which Mr. Dewan terminated that employment agreement. As a result, pursuant to Mr. Dewan's employment agreement, all unvested options held by Mr. Dewan became immediately vested and exercisable. Also pursuant to his employment agreement, Mr. Dewan was to have received a lump sum payment equal to three (3) times the sum of: (i) his base salary as of the date of termination, and (ii) the target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In lieu of such cash payment, Mr. Dewan has agreed to accept 960,000 restricted shares of the Common Stock that will vest on the fifth anniversary of their grant unless there is a change in control of the Company, Mr. Dewan dies or is disabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares will immediately vest. This arrangement was approved by the Compensation Committee of the Board of Directors on March 30, 2001.

  To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Committee's control affect the deductibility of compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000 unless certain requirements are met. The Committee believes that the Amended and Restated 1995 Stock Option Plan complies with Section 162(m) and, therefore, stock options, restricted shares and stock appreciation rights ("SARs") granted under this plan up to the annual aggregate limit of 500,000 shares would qualify for the corporate tax deduction.

  As it has done in the past, the Committee intends to design future compensation awards for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company. However, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The Committee exercises judgment and discretion in the information it reviews and the analyses it considers. The Committee also obtained the advice of an outside compensation consultant to assist it in making decisions regarding executive compensation.

  The foregoing report has been furnished by:

                                          MODIS PROFESSIONAL SERVICES, INC.
                                          COMPENSATION COMMITTEE

                                          T. Wayne Davis, Chairman
                                          Peter J. Tanous
                                          John R. Kennedy

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total shareholder return (stock price appreciation) on the Common Stock with the cumulative total return (stock price appreciation and reinvested dividends) on the S&P 500 index, and the common stock of nine companies in the information technology, e-business solutions, and/or professional services staffing business (the "New Self-Determined Peer Group"), and the common stock of five companies in the information technology and/or professional services staffing business (the "Old Self-Determined Peer Group"), as described below, for the period beginning December 29, 1995 and ending December 29, 2000 (the last trading date in the Company's 2000 fiscal year), assuming the reinvestment of any dividends and assuming the investment of $100 in each. The Common Stock was traded on the Nasdaq National Market until November 15, 1996, at which time it commenced trading on the New York Stock Exchange under the symbol ASI. On September 27, 1998, the Company's stock symbol on the New York Stock Exchange changed to MPS when it changed its name to Modis Professional Services, Inc.

[CHART LOGO]
Total Return
 Index for:           12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
                      --------  --------  --------  --------  --------  --------
Modis Professional
Services, Inc.         100.00     144.0     156.8     99.7      97.2      28.1
S&P 500 Stocks         100.00     123.2     164.4    212.1     256.8     233.9
New Self-Determined
Peer Group             100.00     177.5     301.5    288.9     546.1     137.0
Old Self-Determined
Peer Group             100.00     187.3     374.2    364.4     267.6     209.3


  Total return calculations for the Company, the S&P 500 Stocks, the New Self-Determined Peer Group, and the old Self-Determined Peer Group were prepared by the Center for Research in Security Prices, The University of Chicago. The New Self-Determined Peer Group is composed of the stocks of certain companies selected by the Company in the information technology, e-business solutions, and/or professional services staffing business, and includes the following companies: CDI Corp., Cambridge Technology Partners, Inc., Computer Horizons Corp., Keane, Inc., kforce.com, Inc., On Assignment, Inc., Robert Half International, Inc., Sapient Corp. and Scient Corp. The Old Self-Determined Peer Group is composed of the stocks of certain companies selected by the Company in the information technology and/or professional services staffing business, and includes the following companies: Computer Horizons Corp., CIBER, Inc., kforce.com, Inc. (formerly Romac International, Inc.), Computer Horizons Corp., Keane, Inc., and Robert Half International, Inc. The Company believes that the New Self-Determined Peer Group better reflects the increased importance of the Company's professional services staffing and e-business solutions businesses. In addition, the Old Self-Determined Peer

Group has lost a number of members due to their consolidation with other companies and the Company believes that the remaining companies do not constitute a broad enough presentation of the Company's current competitors and peers. Total returns were calculated based on cumulative total return, assuming the value of the investment in the Common Stock and in each index on August 16, 1994 was $100 and that all dividends were reinvested. The indexes are reweighted daily, using the market capitalization on the previous trading day.

                            EXECUTIVE COMPENSATION

  The Company's executive officers are Timothy D. Payne, President and Chief Executive Officer; George A. Bajalia, Chief Operating Officer and President and Chief Executive Officer of the Prolianz division; Robert P. Crouch, Senior Vice President, Chief Financial Officer and Treasurer; Marc M. Mayo, Senior Vice President, Secretary and General Counsel; and John L. Marshall III, Senior Vice President--Group Services, Deputy General Counsel and Assistant Secretary.

  Mr. Crouch has served as Senior Vice President and Chief Financial Officer since January 1, 2001. Mr. Crouch joined the Company in November 1995 as Director of Financial Reporting and in June 1997, was promoted to Vice President and Controller. Mr. Crouch was named Chief Accounting Officer in 2000. From 1992 to November 1995, he was employed by Arthur Andersen LLP as a certified public accountant. Mr. Crouch is 32 years old.

  Mr. Mayo has served as Senior Vice President and General Counsel since February 1, 1997 and as Secretary since May 1998. Prior to his employment with the Company, Mr. Mayo was with the law firm of Coffman, Coleman, Andrews & Grogan in Jacksonville, Florida for fourteen years, the last nine as partner. Mr. Mayo is 46 years old.

  Mr. Marshall has served as Senior Vice President--Group Services, Deputy General Counsel and Assistant Secretary since February 7, 2001. Mr. Marshall joined the Company in August 1998 as Vice President and Associate General Counsel. From March 1993 until 1998, Mr. Marshall was an attorney in the AT&T Law Department, from 1995 as Senior Attorney. From 1988 until 1993, he was an associate with the law firm of King & Spalding in Atlanta, Georgia. Mr. Marshall is 37 years old.

  The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers who were serving the Company as executive officers on December 31, 2000 and whose total salary and bonus exceeded $100,000 during the year ended December 31, 2000 (the "Named Executive Officers"). The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                         SUMMARY COMPENSATION SCHEDULE

                                                           Long-Term
                           Annual Compensation        Compensation Awards
                         ------------------------ ---------------------------
                                                                  Securities
                                                    Restricted    Underlying     All Other
                         Year Salary($) Bonus($)  Stock Award(s) Options/SARs Compensation($)
                         ---- --------- --------- -------------- ------------ ---------------
Derek E. Dewan.......... 2000  500,000        --         --         100,000       49,478(1)
 Chairman, President
  (until                 1999  500,000    500,000        --       1,450,000       48,282
 Nov. 2000) and Chief    1998  350,000  3,700,000        --         500,000       50,808
 Executive Officer

Michael D. Abney........ 2000  250,000        --         --             --           --
 Senior Vice President   1999  250,000    125,000        --         400,000          --
 and Chief Financial
  Officer                1998  200,000    740,000        --         100,000          --

Timothy D. Payne........ 2000  400,000  1,500,000        --             --           --
 President, Modis        1999  387,589    339,105        --             --           --
 (President and Chief
  Operating              1998  250,000    556,704        --         500,000          --
 Officer of the Company
 Effective Nov. 2000)

George A. Bajalia....... 2000  221,692    162,900    100,000        100,000          --
 President and Chief
  Executive              1999  200,000    200,000        --             --           --
 Officer of Prolianz     1998   40,385        --         --         100,000          --

Marc M. Mayo............ 2000  250,000        --         --         200,000          --
 Senior Vice President   1999  250,000    175,000        --         100,000          --
 and General Counsel     1998  200,000    600,000        --         150,000          --

--------
(1) Comprised of $43,640 for life insurance premiums and $5,838 for disability insurance premiums.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ended December 31, 2000.

                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                                                                         Stock Price Appreciation for
                                                Individual Grants                               Option Term(2)
                         --------------------------------------------------------------- -----------------------------
                                               Percent of Total
                         Number of Securities Options Granted to  Exercise or
                          Underlying Options  Employees in Fiscal Base Price  Expiration
Name                           Granted               Year          ($/Sh)(1)     Date          5%            10%
----                     -------------------- ------------------- ----------- ---------- -------------- --------------
Derek E. Dewan..........       100,000               3.47            $4.88     11/01/10  $      306,586 $      776,949
Michael D. Abney........             0                --               --           --              --             --
Timothy D. Payne........             0                --               --           --              --             --
George A. Bajalia.......       100,000               3.47            $4.25     11/01/10         267,280        677,341
Marc M. Mayo............       200,000               6.93            $8.06      5/01/10       1,014,093      2,569,910

--------
(1) All options were granted at the market value on the date of grant based generally on the last sale price on the date of grant of the Common Stock.
(2) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock or the present or future value of the options.

  The following table sets forth information regarding the number of options exercised, the value realized on such exercises and the value of unexercised options as of December 31, 2000, by each of the Named Executive Officers.

                   Aggregated Option Exercises in Last Fiscal
                     Year and Fiscal Year-End Option Values

                                                                               Value of Unexercised
                                                   Number of Securities            In-the-Money
                         No. of Shares            Underlying Unexercised        Options at Fiscal
                          Acquired on   Value   Options at Fiscal Year End           Year End
Name                       Exercise    Realized Exercisable/Unexercisable  Exercisable/Unexercisable(1)
----                     ------------- -------- -------------------------- ----------------------------
Derek E. Dewan..........        0          0       4,957,000 / --                    -- / --
Michael D. Abney........        0          0         956,667 /  33,333               -- / --
Timothy D. Payne........        0          0         470,667 / 167,666               -- / --
George A. Bajalia.......        0          0          66,667 / 133,333               -- / --
Marc M. Mayo............        0          0         433,334 / 116,666               -- / --

--------
(1) The closing price of the Company's Stock on the New York Stock Exchange on December 29, 2000, the last trading day of the Company's fiscal year, was $4.125.

EMPLOYMENT AGREEMENTS

  During 2000, Mr. Dewan's employment with the Company was governed by an Amended and Restated Employment Agreement effective January 1, 1999, that provided for an annual base salary of $500,000, plus targeted incentive compensation under the Incentive Plan of 100% of base salary. In connection with Mr. Payne's appointment to be President of the Company effective November 2000 and Chief Executive Officer effective as of March 1, 2001, the Compensation Committee agreed to grant to Mr. Dewan an option to purchase 100,000 shares of Common Stock and to pay Mr. Dewan under certain of the termination provisions of his employment agreement, in return for which Mr. Dewan terminated that employment agreement. As a result, pursuant to Mr. Dewan's employment agreement, all unvested options held by Mr. Dewan became immediately vested and exercisable. Also pursuant to his employment agreement, Mr. Dewan was to have received a lump sum payment equal to three (3) times the sum of: (i) his base salary as of the date of termination, and (ii) the target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In lieu of such cash payment, Mr. Dewan has agreed to accept 960,000 restricted shares of Common Stock that will vest on the fifth anniversary of their grant, unless there is a change in control of the Company, Mr. Dewan dies or is diabled, Mr. Dewan is removed from the Board, or certain other events occur, in which case all restricted shares shall immediately vest. Mr. Dewan continues to be employed by the Company at the pleasure of the Board at an annual salary of $200,000. This agreement does not provide for any incentive compensation and Mr. Dewan receives no Board fees.

  During 2000, Mr. Abney's employment with the Company was governed by an employment agreement that provided for an annual base salary of $250,000 plus targeted incentive compensation under the Incentive Plan of 100% of base salary. Pursuant to the agreement, if Mr. Abney's employment was terminated by the Company without cause or by Mr. Abney for good reason, he would have received a lump sum payment equal to the sum of Mr. Abney's base salary as of the date of termination and Mr. Abney's threshold bonus opportunity under the Incentive Plan based on the threshold bonus opportunity for the year of termination. In addition, in the event of his termination by the Company without cause or by Mr. Abney for good reason, or if there was a change in control of the Company, the agreement provided for the automatic vesting of any unvested stock options held by Mr. Abney on such date. This employment agreement has been terminated and Mr. Abney continues to be employed by the Company at the pleasure of the Board at an annual salary of $100,000. This agreement does not provide for any incentive compensation and Mr. Abney receives no Board fees.

  Effective November 1, 2000, the Company entered into an Amended and Restated Employment Agreement with Timothy D. Payne that provides for an annual base salary of $500,000 plus targeted incentive compensation under the Incentive Plan of 100% of base salary. Pursuant to the agreement, if Mr. Payne's employment is terminated by the Company without cause or by Mr. Payne for good reason, he will receive a lump sum payment equal to three (3) times the sum of
(i) his base salary as of the date of termination and (ii) his target bonus opportunity under the Incentive Plan based on the target bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Payne with good reason, of if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Payne on such date. The term of this employment agreement expires every December 31st, subject to an automatic one year renewal unless terminated by either party in accordance with the terms of the employment agreement. The terms of Mr. Payne's restricted stock agreement provide for the immediate vesting of all unvested restricted shares upon a change in control of the Company or termination of his employment without cause.

  Effective November 1, 2000, the Company entered into an Amended and Restated Employment Agreement with George A. Bajalia that provides for an annual base salary of $300,000 plus targeted incentive compensation under the Incentive Plan of 80% of base salary. Pursuant to the agreement, if Mr. Bajalia's employment is terminated by the Company without cause or by Mr. Bajalia for good reason, he will receive a lump sum payment equal to two (2) times the sum of (i) his base salary as of the date of termination and (ii) his threshold bonus opportunity under the Incentive Plan based on the threshold bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Bajalia with good reason, of if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Bajalia on such date. The term of this employment agreement expires every December 31st, subject to an automatic one year renewal unless terminated by either party in accordance with the terms of the employment agreement. The terms of Mr. Bajalia's restricted stock agreement provide for the immediate vesting of all unvested shares upon a change in control of the Company or termination of his employment without cause.

  Effective January 1, 1999, the Company entered into an employment agreement with Marc M. Mayo that provides for an annual base salary of $250,000 plus targeted incentive compensation under the Incentive Plan of 80% of base salary. Pursuant to the agreement, if Mr. Mayo's employment is terminated by the Company without cause or by Mr. Mayo for good reason, he will receive a lump sum payment equal to two (2) times the sum of

(i) his base salary as of the date of termination and (ii) his threshold bonus opportunity under the Incentive Plan based on the threshold bonus opportunity for the year of termination. In addition, in the event of termination by the Company without cause or by Mr. Mayo with good reason, of if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Mayo on such date. The term of this employment agreement is automatically renewed every December 31st, unless terminated by either party in accordance with the terms of the employment agreement.

DIRECTORS' COMPENSATION

  FEES AND OTHER COMPENSATION. During 2000, each non-employee director received from the Company an annual retainer (paid quarterly) of $25,000, Committee chairs received an additional fee of $2,500, and attendance fees of $1,000 per Board meeting ($500 for telephonic meetings), and $500 for Committee meetings not held on the day of a regularly scheduled Board meeting.

  AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN. The Company provides a stock option plan for non-employee directors (the "Director Plan"). A total of 1,600,000 shares of Common Stock are currently reserved for issuance under the Director Plan. The Director Plan is administered by the full Board of Directors.

  The Director Plan provides for the issuance of non-qualified options to purchase 60,000 shares of Common Stock to each new non-employee director, upon first being appointed or elected, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a five-year period. The awards have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.

  In addition, the Director Plan provides for the annual issuance of non-qualified options to purchase 20,000 shares of Common Stock to each director, upon reelection, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a three-year period. The Board of Directors may also grant additional options to non-employee directors from time to time as the Board may determine in its discretion. The Board has agreed to assess the continued viability of this Plan in light of proposed accounting changes which make the Director Plan costlier to the Company. In the absence of continuing to award stock options, the Board will consider other forms of equity participation for non-employee directors.

  In November 2000, the unaffected members of the Board awarded options to purchase 100,000 shares of Common Stock under their discretionary authority under the Plan to Messrs. Tanous, Davis and Kennedy for their valuable services during their tenure as directors. Senator Mitchell was awarded an option to purchase an additional 40,000 shares of Common Stock in connection with his appointment to the Board.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee, which was formed in fiscal 1994, is presently comprised of Messrs. Davis, Tanous, Kennedy and Huyghue. Mr. Davis, the Chairman of the Company's Compensation Committee, is the Chairman of the Board of Transit Group, Inc. Mr. Dewan serves on the Board of Directors of Transit Group, Inc.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 2001 the Company and Senator Mitchell entered into a consulting services agreement whereby Senator Mitchell will provide consulting services with respect to a variety of matters affecting the Company's business operations and development efforts. Senator Mitchell will receive payments of $50,000 for such services in 2001, subject to a maximum additional amount of $50,000 depending upon the success of Senator Mitchell's consulting services. On March 1, 2001, Mr. Payne executed a promissory note in favor of the Company in the principal amount of $1,500,000. Mr. Payne voluntarily returned 167,666 options to purchase shares of Common Stock in consideration of the loan from the Company. The note matures on January 1, 2003 and bears interest at the rate of 4.86% per annum. Principal and interest that would otherwise come due from time to time under the note will be forgiven if Mr. Payne is in the employ of the Company (including its subsidiaries and affiliates) on such date, Mr. Payne's employment is terminated without cause by the Company or for good reason by Mr. Payne, Mr. Payne dies or is disabled, or there is a change in control of the Company. Mr. Payne's promissory note was approved by Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are "independent" as such term is used in standards established by the New York Stock Exchange ("NYSE").

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Mr. Huyghue inadvertantly failed to file a Form 4 report for two transactions in which he or his wife purchased Common Stock during 2000 and he will file an amended Form 5 for 2000 for those transactions. The Company is not aware of any failure to timely file any report required by Section 16(a).

                         REPORT OF THE AUDIT COMMITTEE

  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

  During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board on March 27, 2000. The complete text of the charter, which reflects standards set forth in new SEC regulations and NYSE rules, is reproduced in Exhibit C to this proxy statement. During the year, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the NYSE of new rules governing Audit Committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the NYSE's new rules as interpreted by the Board and within the meaning of the Company's Audit Committee Charter. In addition, a number of Audit Committee members have sufficient accounting and financial management experience, as the Board interprets those terms in its best judgment.

  The Audit Committee's primary responsibilities fall into three broad categories:

  (1) The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  (2) The Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees; as well as any other services being provided to the Company, and determining whether the outside auditors are independent; and

  (3) The Audit Committee oversees management's implementation of effective systems of internal controls, including review, (with and without management present) with internal and independent auditors, of such control systems as well as policies relating to legal and regulatory compliance, ethics, and conflicts of interests, and the activities and recommendations of the Company's internal auditors.

  In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has considered such discussions and considered whether the provision of services discussed below under "Audit and Accounting Related Expenses--Financial Information Systems Design and Implementation Fees" and "--All Other Fees" are compatible with maintaining PricewaterhouseCoopers LLP's independence, and has satisfied itself that the provision of these services is so compatible.

  In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee recommended, and the Board approved, the retention of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

Audit and Accounting Related Expenses

  During fiscal year 2000, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to the Company as follows:

  (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements in the Company's Form 10 Q Reports. $533,864.

  (b) Financial Information Systems Design and Implementation Fees: $0.00.

  (c) All Other Fees: Includes fees associated with tax compliance and advisory services and fees associated with registration statements and other filings with the Securities and Exchange Commission: $3,978,195.

  The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

Audit Committee Members

 Peter J. Tanous (Chairman)  T. Wayne Davis  John R. Kennedy  William M. Isaac

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

  The Company has selected the firm of PricewaterhouseCoopers LLP to serve as the independent certified public accountants for the Company for the current fiscal year ending December 31, 2001. That firm has served as the auditors for the Company since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                             SHAREHOLDER PROPOSALS

  Shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2001 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 27, 2001. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

  In accordance with the Company's Bylaws, shareholders who wish to submit a proposal for consideration at the Company's 2001 annual meeting of shareholders but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, must deliver a copy of their proposal to the Company at its principal executive offices no later than December 27, 2001.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the year ended December 31, 2000 accompanies this Proxy Statement. Additional copies may be obtained by writing to Tyra Tutor, Vice President--Corporate Finance and Business Development, at 1 Independent Drive, Jacksonville, Florida 32202.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company's management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc. and/or Morrow & Co., Inc. to aid in the solicitation of proxies for which the Company anticipates it would pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

Date: April 26, 2001

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                                                     Appendix A

                       Modis Professional Services, Inc.

                            Audit Committee Charter

Organization

  There shall be a committee of the board of directors to be known as the audit committee, whose members are independent of management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Independence

  For purpose of serving on the audit committee, a member will not be considered to be independent unless they have no relationship with the corporation that may interfere with the exercise of their independence from management and the corporation. Specifically, the member:

  . Shall not have been employed by the corporation or any of its affiliates for the current year or any of the past three years;

  . Shall not have accepted any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under a tax qualified plan (taking into account the materiality of the relationship to the director such that it is judged that the relationship does not interfere with the director's service of independent judgment);

  . Shall not be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

  . Shall not have a direct business relationship with the Company (e.g., as a consultant) and shall not be a partner, a controlling shareholder or executive officer of any organization that has a business relationship with the Company unless the Company's board of directors determines that the relationship does not interfere with the director's exercise of independent judgment;

  . Shall not be employed as an executive officer of another company where any of the corporation's executives served on the company's compensation committee.

Qualifications and Composition

  The composition and qualifications of the audit committee shall be as follows:

  Number of members--The audit committee shall consist of at least three members, all of whom qualified under the above independent rules.

  Financial literacy--All audit committee members shall be financially literate, as interpreted by the board.

  Accounting or related financial management expertise--At least one audit committee member shall have accounting or financial management expertise, as interpreted by the board. For purposes of this committee, a person shall be deemed as having the appropriate expertise based on a professional certification in accounting, or other comparable experience or background resulting in the individual's financial background resulting in the individual's sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

Statement of Policy

  The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and the investment community relating to corporate accounting, financial reporting practices, and the quality and the integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

  In carrying out its responsibilities, the audit committee believes its policies and procedures shall be a working document subject to annual review and approval, in order to best react to changing conditions and to ensure to the directors and shareholders that the accounting and reporting practices of the corporation are in accordance with all applicable requirements and are of the highest quality.

  In carrying out these responsibilities, the audit committee will:

  . Recommend the selection of the independent auditor for approval by the board of directors to audit the financial statements of the corporation, and approve the discharge of the independent auditor, where appropriate.

  . Communicate to the recommended independent auditor that they are ultimately accountable to the audit committee and the board of directors, as representative of the shareholders, and that the board of directors has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor.

  . Meet annually with the independent auditor and financial management of the corporation to review the scope of the annual audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditor.

  . Review with the independent auditor, the company's internal auditor, as well as financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvements of such internal control procedures or particular areas where new or more detailed controls or procedures would be more desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that be deemed illegal or otherwise improper.

  . Obtain from the independent auditors on an annual basis a formal written statement delineating all relationships between the auditor and the company; and, engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independent of the auditor and/or make recommendations to the board of directors take appropriate actions to ensure the independence of said outside independent auditors.

  . Review the internal audit function of the corporation, the proposed audit plan for the coming year, and the coordination of such plans with the independent auditors.

  . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan for the year, with explanations of any deviations from original plan.

  . Submit minutes of all meeting of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

  . Prepare a report for inclusion in the company's annual proxy statement that the audit committee has adopted a formal written charter and that the committee has satisfied its responsibilities during the year in compliance with its charter.

  . Discuss with the independent auditor the auditor's judgment about the quality, not just the acceptability of the company's accounting principles used in its financial reporting. The discussion should include such issues as the clarity of the company's financial disclosures and the degree of aggressiveness or conservatism of the company's accounting principles as well as the underlying estimates and other significant decisions made by management in preparing various financial disclosures which were reviewed by the outside auditors.

  . Prepare a letter from the audit committee for inclusion in the company's annual report to shareholders and the Form 10-K disclosing whether or not, with respect to the prior fiscal year: (i) Management has reviewed the audited financial statements with the audit committee, including a discussion of the quality of the accounting principles applied and significant judgments affecting the company's financial statements; (ii) the independent auditors have discussed the matters required by SAS-61 with the audit committee including the outside auditor's judgment of the quality of those principles as applied and judgments reference in (i) above under the circumstances; (iii) the members of the audit committee have discussed amongst themselves, without management or the outside auditor present, the information disclosed to the audit committee and described in (i) and (ii) above; and (iv) the audit committee, in reliance on the review and discussions conducted with management and the outside auditor pursuant to (i) and (ii) above, believe that the company's financial statements are fairly presented in conformity with generally accepted accounting principles (GAAP) in all material respects.

  . Require the company's independent auditor conduct an interim financial review in accordance with SAS-71 prior to the company's filing of its Form 10-Q. And, that the outside auditor discuss with the committee, or at least its chairman, and a representative of financial management, the matters discussed in AU Section 380, Communications with the Audit Committee, prior to the filing of Form 10-Q, including significant adjustments, management judgments and accounting estimates, significant new accounting policies and/or disagreements with management.

  .  Prepare an annual written statement to the NYSE confirming:

       The board has reviewed and approved the qualifications of the audit committee;

       The board has performed a review and re-evaluation of the audit committee charter and;

       The board shall submit a copy of the charter in any year it is amended, and, at a minimum, once every three years.

                       MODIS PROFESSIONAL SERVICES, INC.

                       2001 EMPLOYEE STOCK PURCHASE PLAN


       The following constitute the provisions of the 2001 Employee Stock Purchase Plan of Modis Professional Services, Inc.

   1.  Purpose.  The purpose of the Plan is to provide employees of the Company
       -------
and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

   2.  Definitions.
       -----------

         (a) "Account" shall mean the funds accumulated with respect to a Participant as a result of authorized payroll deductions for the purpose of purchasing Common Stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the Participant at all times, but may be commingled with the general funds of the Company.

         (b) "Administrator" shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 12.

         (c)  "Board" shall mean the Board of Directors of the Company.

         (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means a committee of the Board appointed by the Board in accordance with Section 12 hereof. Any references to the Board in the Plan shall be construed to include the Committee as well.

         (f)  "Common Stock" shall mean the common stock of the Company.

         (g) "Company" shall mean Modis Professional Services, Inc., a Delaware corporation.

         (h) "Compensation" shall mean the total cash compensation (before taxes) received by an Employee during an Offering Period from salary or wages. Salary and wages shall include, but not be limited to, overtime pay, bonuses, holiday pay, vacation pay, and short-term disability payments. Salary reduction contributions made by the Employee under any plan maintained by the Company or a Subsidiary pursuant to Code Section 125 or 401(k) shall also be included in Compensation. Compensation shall not include payments under any other form of equity or fringe benefit program, or compensation attributable to the vesting of any restricted stock or exercise of a stock option.

         (i) "Designated Subsidiary" shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

         (j)  "Effective Date" shall mean June 1, 2001.

         (k) "Eligible Employee" shall mean any individual who is a common law employee of the Company or any Designated Subsidiary whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year and who meets the requirements of Section 3. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         (l) "Fair Market Value" shall mean, as of any Trading Day, the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or any other established stock exchange or national market system, including without limitation the Nasdaq National Market, as reported in The Wall Street Journal or such other source as the Board deems reliable.

         (m) "Offering Date" shall mean the first Trading Day of each Offering Period.

         (n) "Offering Period" shall mean a three-month, six-month or other period as determined by the Board or Committee; provided, however, that in no event shall the Offering Period extend for a period of longer than 27 months. The first Offering Period shall commence on the Plan's first Offering Date, which shall be as soon as administratively practicable after the Effective Date, and end on the Purchase Date.

         (o) "Option" means a right granted under this Plan to an Eligible Employee to purchase shares of Common Stock of the Company. On the Offering Date, this Plan shall be deemed to have granted to the Participant an Option for as many full shares of Common Stock as the Participant will be able to purchase with the payroll deductions credited to his or her account during participation in that Offering Period. The Option shall expire on the Purchase Date.

         (p) "Participant" means an Eligible Employee who enrolls in the Plan pursuant to Section 4.

         (q)  "Plan" shall mean the 2001 Employee Stock Purchase Plan.

         (r)  "Purchase Date" means the last Trading Day of each Offering
Period.

         (s) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board or Committee pursuant to Section 15.

         (t) "Subsidiary" shall mean any subsidiary corporation (other than the Company) in an unbroken chain or corporations beginning with the Company, as described in Code Section 424(f).

         (u) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

   3.  Eligibility.  Any Eligible Employee of the Company or a Designated
       -----------
Subsidiary who has completed six (6) months with the Company prior to an Offering Date is eligible to participate in the Plan. Notwithstanding the foregoing, no otherwise Eligible Employee may become a Participant for an Offering Period to the extent that, immediately following the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   4.  Enrollment.  An Eligible Employee who meets the requirements of Section 3
       ----------
may become a Participant by enrolling in the Plan on a date prescribed by the Board or Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form.

   5.  Participation.
       -------------

         (a) An Eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation, not to exceed 10% of Compensation. All payroll deductions may be held by the Company and commingled with other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions. A Participant may not make any additional payments into such Account.

         (b)  To the extent necessary to comply with Code Section 423(b)(8) and
Section 3 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

         (c) At the termination of each Offering Period, the Company shall automatically re-enroll the Participant in the next Offering Period, and the balance in the Participant's Account shall be used for Option exercises in the next Offering Period, unless the Participant has advised the Company otherwise.

         (d)  Other than a termination of participation in accordance with
Section 7, a Participant may not change or alter the rate of his or her payroll deductions once an Offering Period has commenced.

   6.  Exercise of Option.
       ------------------

         (a) Each Employee who is a Participant on the Purchase Date of an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company the maximum number of full shares at the applicable Purchase Price which may be purchased with the accumulated payroll deductions in his or her Account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 7 hereof. Any other funds left over in a Participant's Account after the Purchase Date shall be returned to the Participant.

         (b) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

         (c) If the Board or Committee determines that, on a given Purchase Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board or Committee may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 16 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

   7.  Withdrawal/Termination of Participation.
       ---------------------------------------

         (a) A Participant may withdraw from an Offering, in whole but not in part, at any time prior to the Purchase Date of the Offering Period by delivering to the Company a notice of withdrawal, in which event the Company will refund the entire balance of the Participant's Account to Participant as soon as reasonably practicable thereafter.

         (b) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

   8.  Shares Reserved for Plan. Subject to adjustment upon changes in
        ------------------------
capitalization of the Company as provided in Section 15 hereof, there shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock. Shares subject to the Plan shall be authorized but unissued shares, or treasury shares, at the discretion of the Board. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

   9.  Evidence of Stock Ownership.  Promptly following the end of each Offering
       ---------------------------
Period, the Company will issue the number of shares of Common Stock purchased by the Participant for such Offering Period, registered in the name of the Participant or, if the Participant so directs on his or her enrollment agreement, in the names of the Participant and his or her spouse. The Board may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Board deems appropriate.

   10.  Termination of Employment.  Upon termination of employment or loss of
        -------------------------
eligibility to participate in the Plan for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a Participant shall be paid to the Participant or his or her estate.

   11.  Rights as Shareholder.  No Participant shall have any right as a
        ---------------------
shareholder with respect to any shares of Common Stock until the shares have been purchased and the Participant becomes the holder of record of shares of Common Stock pursuant to Section 9 of the Plan. Except as otherwise provided under the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Board may determine in its sole discretion.

   12.  Administration.  The Board shall appoint a Committee consisting of at
        --------------
least two members who will service for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee shall be vested with full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. Every finding, decision and determination made by either the Board or Committee shall, to the full extent permitted by law, be final and binding upon all parties. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

   13.  Transferability.  Neither payroll deductions credited to a Participant's
        ---------------
Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7 hereof.

   14.  Reports.  Statements of each Participant's Account shall be given to
        -------
Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

   15.  Changes in Capitalization.  In the event of a reorganization,
        -------------------------
recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which a Participant is entitled to purchase.

   16.  Amendment or Termination.
        ------------------------

         (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in
Section 15 and this Section 16 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

             (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

             (ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and

             (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

   17.  Notices.  All notices or other communications by a Participant to the
        -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

   18.  Conditions Upon Issuance of Shares.
        ----------------------------------

         (a) Shares shall not be issued with respect to an Option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) As a condition to the exercise of an option, the Company may require the Participant exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

   19.  Designation of Beneficiary.  A Participant may file with the Company a
        --------------------------
written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant's death prior to delivery of such shares or cash to such Participant. In the event of the death of a Participant who has not filed a designation of beneficiary with the Company, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company's knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

   20.  No Employment Rights.  The Plan does not, directly or indirectly, create
        --------------------
any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and it shall not be deemed to interfere in any way with the Company or Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

   21.  Governing Law.  The Plan shall be construed and administered in
        -------------
accordance with the laws of the State of Florida.

   22.  Successors and Assigns.  The Plan will be binding upon and inure to the
        ----------------------
benefit of the successors and permitted assigns of the Company.

   23.  Term of Plan.  The Plan shall become effective on the date determined by
        ------------
the Board, subject to approval by the Company's shareholders. It shall continue in effect until the earliest to occur of: (a) the date the Plan is terminated pursuant to Section 16, or (b) ten years from the effective date of the Plan.

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 Independent Drive
                          Jacksonville, Florida 32202

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
  KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Modis Professional Services, Inc., a Florida corporation (the "Company"), do hereby nominate, constitute, and appoint Derek E. Dewan and Timothy D. Payne, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on April 4, 2001, at the Annual Meeting of its Shareholders to be held at The Lodge and Club at Ponte Vedra, 607 Ponte Vedra Boulevard, Ponte Vedra Beach, Florida, on May 30, 2001, at 9:00 a.m., local time, or at any adjournment thereof.

1. Election of the following nominees as directors:

Derek E. Dewan, Timothy D. Payne, George A. Bajalia, Peter J. Tanous, T. Wayne Davis, John R. Kennedy, Michael D. Abney, William M. Isaac, George J. Mitchell
                            and Michael L. Huyghue

      [_] FOR all nominees listed           [_] WITHHOLD AUTHORITY
        (except as marked to the contrary)    to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

-------------------------------------------------------------------------------
                         (Continued on the other side)

2.Approval of the adoption of the 2001 Employee Stock Purchase Plan ("Purchase Plan"):

      [_] FOR                      [_] AGAINST                                         [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                              This proxy, when properly exe-
                                              cuted, will be voted in the man-
                                              ner directed herein by the un-
                                              dersigned shareholder. IF YOU
                                              SIGN WITHOUT OTHERWISE MARKING
                                              THE FORM, THE SECURITIES WILL BE
                                              VOTED AS RECOMMENDED BY THE
                                              BOARD OF DIRECTORS ON ALL MAT-
                                              TERS TO BE CONSIDERED AT THE
                                              MEETING. Please sign exactly as
                                              your name appears hereon. When
                                              shares are held by joint ten-
                                              ants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or guard-
                                              ian, please give full title as
                                              such. If a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If a partnership please
                                              sign in partnership name by au-
                                              thorized person. Make sure that
                                              the name on your stock certifi-
                                              cate(s) is exactly as you indi-
                                              cate below.

                                              ---------------------------------
                                                          Signature

                                              ---------------------------------
                                                  Signature if jointly held

                                              Dated: ____________________, 2001

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                           SELF-ADDRESSED ENVELOPE.